Exhibit 99.1

3756 Central Avenue Riverside, CA 92506 (951) 686-6060

PROVIDENT FINANCIAL HOLDINGS REPORTS
THIRD QUARTER FISCAL 2015 EARNINGS

THIRD QUARTER HIGHLIGHTS INCLUDE:

Net Income Rises 86% to $2.6 Million Compared to Same Quarter Last Year

Diluted Earnings Per Share Increases 107% to $0.29 Per Share Compared to Same Quarter Last Year

Net Interest Margin Expands 31 Basis Points to 3.05% Compared to Same Quarter Last Year

Loans Held for Investment Increase 6% to $819.6 Million Since June 30, 2014

Non-Performing Assets Decline 26% to $13.7 Million Since June 30, 2014

Repurchased 278,220 Shares of Common Stock During the Current Quarter

Riverside, Calif. – April 28, 2015 – Provident Financial Holdings, Inc. (“Company”), NASDAQ GS: PROV, the holding company for Provident Savings Bank, F.S.B. (“Bank”), today announced third quarter earnings for the fiscal year ending June 30, 2015.
            For the quarter ended March 31, 2015, the Company reported net income of $2.60 million, or $0.29 per diluted share (on 9.11 million average diluted shares outstanding), compared to net income of $1.40 million, or $0.14 per diluted share (on 9.97 million average diluted shares outstanding), in the comparable period a year ago.  The increase in net income for the third quarter of fiscal 2015 was primarily attributable to a $4.46 million, or 84 percent, increase in the gain on sale of loans; partly offset by a $2.14 million, or 24 percent, increase in salaries and employee benefits expense and an increase of $852,000, or 75 percent, in the provision for income taxes, compared to the same period one year ago.
“We are encouraged by the healthier general economic environment and are well positioned to serve our growing markets,” said Craig G. Blunden, Chairman and Chief Executive Officer of the Company.  “Our improved financial results reflect a return to better operating fundamentals for both our community banking and mortgage banking business,” he concluded.
          As of March 31, 2015, the Bank exceeded all regulatory capital requirements with Tier 1 Leverage, Common Equity Tier 1, Tier 1 Risk-Based and Total Risk-Based capital ratios of 10.79 percent, 15.81 percent, 15.81 percent and 16.94 percent, respectively.  As of June 30, 2014, these ratios were 12.53 percent, not applicable, 18.72 percent and 19.98 percent, respectively.  The ratios declined primarily as a result of the $25.0 million cash dividend paid by the Bank to the Company in September 2014 to fund stock repurchases, dividends to shareholders and general corporate and administrative expenses, and the increase in total assets.  It should be noted that the current capital ratios are not directly comparable to prior periods because the Bank has implemented the Basel III capital protocol at March 31, 2015 consistent with regulatory requirements and prior periods have not been adjusted.
Return on average assets for the third quarter of fiscal 2015 increased to 0.92 percent from 0.50 percent for the same period of fiscal 2014 and return on average stockholders’ equity for the third quarter of fiscal 2015 increased to 7.22 percent from 3.70 percent for the comparable period of fiscal 2014.
On a sequential quarter basis, the third quarter of fiscal 2015 net income reflects a $272,000, or 12 percent, increase from net income of $2.33 million in the second quarter of fiscal 2015.  The increase in net income in the third quarter of fiscal 2015 compared to the second quarter of fiscal 2015 was primarily attributable to an increase of $1.71 million in the gain on sale of loans, partly offset by an increase of $1.00 million in salaries and employee benefits expense.  Diluted earnings per share for the third quarter of fiscal 2015 were $0.29 per share, up 16 percent from $0.25 per share in the second quarter of fiscal 2015.  Return on average assets increased to 0.92 percent for the third quarter of fiscal 2015 from 0.84 percent in the second quarter of fiscal 2015; and return on average stockholders’ equity for the third quarter of fiscal 2015 was 7.22 percent, compared to 6.42 percent for the second quarter of fiscal 2015.
For the nine months ended March 31, 2015, net income increased $2.80 million, or 62 percent, to $7.32 million from $4.52 million in the comparable period ended March 31, 2014; and diluted earnings per share for the nine months ended March 31, 2015 increased $0.35, or 80 percent, to $0.79 from $0.44 for the comparable nine month period last year.
Net interest income increased $928,000, or 12 percent, to $8.38 million in the third quarter of fiscal 2015 from $7.45 million for the same quarter of fiscal 2014, attributable to a 31 basis point increase in the net interest margin.  Non-interest income increased $4.48 million, or 66 percent, to $11.27 million in the third quarter of fiscal 2015 from $6.79 million in the same quarter of fiscal 2014.  Non-interest expense increased $2.62 million, or 21 percent, to $15.17 million in the third quarter of fiscal 2015 from $12.55 million in the same quarter of fiscal 2014.  The increases in non-interest income, primarily due to an increase in the gain on sale of loans, and non-interest expense, primarily due to an increase in salaries and employee benefits, relate primarily to increased mortgage banking operations.
The average balance of loans outstanding, including loans held for sale, increased by $149.6 million, or 18 percent, to $992.3 million in the third quarter of fiscal 2015 from $842.7 million in the same quarter of fiscal 2014, primarily due to an increase in loans held for sale attributable to the improved mortgage banking activity and an increase in loans held for investment, primarily in multi-family loans.  The average yield on loans receivable decreased by 23 basis points to 3.91 percent in the third quarter of fiscal 2015 from an average yield of 4.14 percent in the same quarter of fiscal 2014.  The decrease in the average loan yield was primarily attributable to payoffs of loans which had a higher yield than the average yield of loans held for investment, adjustable rate loans repricing to lower current market interest rates and a lower average yield on loans held for sale.  The average balance of loans held for sale in the third quarter of fiscal 2015 was $184.5 million with an average yield of 3.65 percent as compared to $81.8 million with an average yield of 4.09 percent in the same quarter of fiscal 2014.  Loans originated and purchased for investment in the third quarter of fiscal 2015 totaled $55.2 million, consisting primarily of multi-family, commercial real estate and single-family loans.  The outstanding balance of “preferred loans” (multi-family, commercial real estate, construction and commercial business loans) increased by $48.7 million, or 12 percent, to $449.7 million at March 31, 2015 from $401.0 million at June 30, 2014.  The percentage of preferred loans to total loans held for investment at March 31, 2015 increased to 55 percent from 51 percent at June 30, 2014.  Loan principal payments received in the third quarter of fiscal 2015 were $34.4 million, compared to $25.6 million in the same quarter of fiscal 2014.
The average balance of investment securities decreased by $1.5 million, or nine percent, to $16.0 million in the third quarter of fiscal 2015 from $17.5 million in the same quarter of fiscal 2014.  The decrease was attributable to principal payments received on mortgage-backed securities during the last 12 months, partly offset by an $800,000 investment in short-term time deposits at four minority-owned financial institutions in June 2014 and a $250,000 investment in the common stock of a community development financial institution in July 2014 to help fulfill the Bank’s Community Reinvestment Act obligation.  The average yield on investment securities decreased 13 basis points to 1.75 percent in the third quarter of fiscal 2015 from 1.88 percent for the same quarter of fiscal 2014.  The decline in the average yield was primarily attributable to the downward repricing of adjustable rate mortgage-backed securities and the placement of the short-term time deposits referred to above at an average yield of 0.50 percent.
In the third quarter of fiscal 2015, the Federal Home Loan Bank (“FHLB”) – San Francisco distributed a $126,000 cash dividend to the Bank.  This compares to the same quarter last year when the Bank received a $203,000 cash dividend.
The average balance of the Company’s interest-earning deposits, primarily cash with the Federal Reserve Bank of San Francisco, decreased $135.2 million, or 62 percent, to $83.5 million in the third quarter of fiscal 2015 from $218.7 million in the same quarter of fiscal 2014.  The decrease in interest-earning deposits was primarily the result of redeploying cash balances to fund the increase in loans held for sale and loans held for investment.  The average yield earned on interest-earning deposits was 0.25 percent in both the third quarters of fiscal 2015 and 2014 and lower than the yield that could have been earned if the excess liquidity was deployed in loans or investment securities.
Average deposits increased slightly to $911.0 million in the third quarter of fiscal 2015 from $909.7 million in the same quarter of fiscal 2014.  The average cost of deposits decreased by six basis points to 0.52 percent in the third quarter of fiscal 2015 from 0.58 percent in the same quarter last year, primarily due to higher cost time deposits repricing to lower current market interest rates and a lower percentage of time deposits to the total deposit balance.  Transaction account balances or “core deposits” increased $36.3 million, or seven percent, to $563.3 million at March 31, 2015 from $527.0 million at June 30, 2014, while time deposits decreased $16.3 million, or four percent, to $354.6 million at March 31, 2015 from $370.9 million at June 30, 2014, consistent with the Bank’s strategy to decrease the percentage of time deposits in its deposit base and to increase the percentage of lower cost checking and savings accounts.
The average balance of borrowings, which consisted of FHLB – San Francisco advances, increased $9.0 million, or 17 percent, to $60.4 million and the average cost of advances decreased 58 basis points to 2.60 percent in the third quarter of fiscal 2015, compared to an average balance of $51.5 million and an average cost of 3.18 percent in the same quarter of fiscal 2014.  The increase in borrowings was primarily attributable to newly acquired long-term advances to hedge against rising interest rates and overnight borrowings to fund improved mortgage banking volumes.

The net interest margin during the third quarter of fiscal 2015 increased 31 basis points to 3.05 percent from 2.74 percent in the same quarter last year.  The increase was primarily due to the deployment of excess liquidity into higher yielding interest-earning assets, primarily to fund increases in loans held for sale and loans held for investment.  The average yield of interest-earning assets increased by 26 basis points to 3.62 percent in the third quarter of fiscal 2015 from 3.36 percent in the same quarter last year, while the average cost of liabilities decreased by seven basis points to 0.65 percent in the third quarter of fiscal 2015 from 0.72 percent in the same quarter last year.
During the third quarter of fiscal 2015, the Company recorded a recovery from the allowance for loan losses of $111,000, compared to the recovery of $849,000 recorded during the same period of fiscal 2014 and the $354,000 recovery recorded in the second quarter of fiscal 2015 (sequential quarter).
Non-performing assets, with underlying collateral primarily located in Southern California, decreased to $13.7 million, or 1.13 percent of total assets, at March 31, 2015, compared to $18.4 million, or 1.66 percent of total assets, at June 30, 2014.  Non-performing loans at March 31, 2015 decreased $5.4 million or 34 percent since June 30, 2014 to $10.5 million and were primarily comprised of 29 single-family loans ($6.8 million); four multi-family loans ($2.1 million); four commercial real estate loans ($1.5 million); and two commercial business loans ($93,000).  Real estate owned acquired in the settlement of loans at March 31, 2015 increased $723,000, or 29 percent, to $3.2 million (five properties) from $2.5 million (four properties) at June 30, 2014.  The real estate owned at March 31, 2015 was comprised of three single-family properties ($1.0 million) and two commercial real estate properties ($2.2 million).

Net recoveries for the quarter ended March 31, 2015 were $(130,000) or (0.05) percent (annualized) of average loans receivable, compared to net charge-offs of $168,000 or 0.08 percent (annualized) of average loans receivable for the quarter ended March 31, 2014 and net recoveries of $(159,000) or (0.07) percent (annualized) of average loans receivable for the quarter ended December 31, 2014 (sequential quarter).
Classified assets at March 31, 2015 were $35.0 million, comprised of $12.2 million of loans in the special mention category, $19.6 million of loans in the substandard category and $3.2 million in real estate owned.  Classified assets at June 30, 2014 were $37.9 million, comprised of $9.4 million of loans in the special mention category, $26.0 million of loans in the substandard category and $2.5 million in real estate owned.
For the quarter ended March 31, 2015, no loans were restructured from their original terms or newly classified as a restructured loan.  As of March 31, 2015, the outstanding balance of restructured loans was $6.8 million: three loans were classified as special mention ($1.2 million, on accrual status); and 16 loans were classified as substandard ($5.6 million, 14 of the 16 loans ($4.7 million) are on non-accrual status).  As of March 31, 2015, $4.1 million, or 60 percent, of restructured loans were current with respect to their modified payment terms.
The allowance for loan losses was $8.7 million at March 31, 2015, or 1.05 percent of gross loans held for investment, compared to $9.7 million at June 30, 2014, or 1.25 percent of gross loans held for investment.  Management believes that, based on currently available information, the allowance for loan losses is sufficient to absorb potential losses inherent in loans held for investment at March 31, 2015.

Non-interest income increased by $4.48 million, or 66 percent, to $11.27 million in the third quarter of fiscal 2015 from $6.79 million in the same period of fiscal 2014, primarily as a result of a $4.46 million increase in the gain on sale of loans.  On a sequential quarter basis, non-interest income increased $1.77 million, or 19 percent, primarily as a result of a $1.71 million, or 21 percent, increase in the gain on sale of loans.
The gain on sale of loans increased to $9.75 million for the quarter ended March 31, 2015 from $5.29 million in the comparable quarter last year, reflecting the impact of a higher loan sale volume, partly offset by a lower average loan sale margin.  Total loan sale volume, which includes the net change in commitments to extend credit on loans to be held for sale, was $784.6 million in the quarter ended March 31, 2015, up $421.3 million, or 116 percent, from $363.3 million in the comparable quarter last year.  The average loan sale margin for mortgage banking was 125 basis points for the quarter ended March 31, 2015, down 19 basis points from 144 basis points in the comparable quarter last year and down 15 basis points from 140 basis points in the second quarter of fiscal 2015 (sequential quarter).  The gain on sale of loans includes a favorable fair-value adjustment on loans held for sale and derivative financial instruments (commitments to extend credit, commitments to sell loans, commitments to sell mortgage-backed securities, and option contracts) that amounted to a net gain of $4.20 million in the third quarter of fiscal 2015, compared to a favorable fair-value adjustment that amounted to a net gain of $718,000 in the same period last year.
In the third quarter of fiscal 2015, a total of $680.6 million of loans were originated and purchased for sale, 92 percent higher than the $353.7 million for the same period last year, and 20 percent higher than the $565.7 million during the second quarter of fiscal 2015 (sequential quarter).  The loan origination volume has increased from the previous year because mortgage interest rates have recently declined spurring an increase in refinance activity.  Total loans sold during the quarter ended March 31, 2015 were $604.1 million, 59 percent higher than the $380.2 million sold during the same quarter last year, and 16 percent higher than the $519.9 million sold during the second quarter of fiscal 2015 (sequential quarter).  Total loan originations (including loans originated and purchased for investment and loans originated and purchased for sale) were $735.8 million in the third quarter of fiscal 2015, an increase of 89 percent from $389.9 million in the same quarter of fiscal 2014, and 19 percent higher than the $616.1 million in the second quarter of fiscal 2015 (sequential quarter).
The sale and operations of real estate owned acquired in the settlement of loans resulted in a net gain of $58,000 in the third quarter of fiscal 2015, compared to a net gain of $45,000 in the comparable period last year.  Two real estate owned properties were sold in the quarter ended March 31, 2015 compared to two real estate owned properties sold in the same quarter last year.  One real estate owned property was acquired in the settlement of loans during the third quarter of fiscal 2015, compared to one real estate owned property acquired in the settlement of loans in the comparable period last year.  As of March 31, 2015, the real estate owned balance was $3.2 million (five properties), compared to $2.5 million (four properties) at June 30, 2014.
Non-interest expenses increased $2.62 million, or 21 percent, to $15.17 million in the third quarter of fiscal 2015 from $12.55 million in the same quarter last year, primarily as a result of the increase in salaries and employee benefits expense.  The increase in salaries and employee benefits expense was primarily related to the increase in mortgage banking loan production resulting in higher variable compensation expense.
The Company’s efficiency ratio improved to 77 percent in the third quarter of fiscal 2015 from 88 percent in the third quarter of fiscal 2014.  The improvement was primarily the result of the increase in non-interest income, partly offset by the increase in non-interest expense.
The Company’s provision for income taxes was $1.99 million for the third quarter of fiscal 2015, an increase of $852,000 or 75 percent, from $1.14 million in the same quarter last year, as a result of the increase in income before taxes.  The effective income tax rate for the quarter ended March 31, 2015 was 43.4 percent as compared to 44.9 percent in the same quarter last year.  The Company believes that the tax provision recorded in the third quarter of fiscal 2015 reflects its current income tax obligations.
The Company repurchased 278,220 shares of its common stock during the quarter ended March 31, 2015 at an average cost of $16.02 per share.  As of March 31, 2015, a total of 347,313 shares or 77 percent of the shares authorized in the October 2014 stock repurchase plan have been purchased, leaving 105,899 shares available for future purchases.
The Bank currently operates 15 retail/business banking offices in Riverside County and San Bernardino County (Inland Empire).  Provident Bank Mortgage operates two wholesale loan production offices and 13 retail loan production offices located throughout California.
The Company will host a conference call for institutional investors and bank analysts on Wednesday, April 29, 2015 at 9:00 a.m. (Pacific) to discuss its financial results.  The conference call can be accessed by dialing 1-877-260-8898 and requesting the Provident Financial Holdings Earnings Release Conference Call.  An audio replay of the conference call will be available through Wednesday, May 6, 2015 by dialing 1-800-475-6701 and referencing access code number 358194.
For more financial information about the Company please visit the website at www.myprovident.com and click on the “Investor Relations” section.

Safe-Harbor Statement

This press release contains statements that the Company believes are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements relate to the Company’s financial condition, liquidity, results of operations, plans, objectives, future performance or business. You should not place undue reliance on these statements, as they are subject to risks and uncertainties. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors which could cause actual results to differ materially from the results anticipated or implied by our forward-looking statements include, but are not limited  to increased competitive pressures; changes in the interest rate environment; secondary market conditions for loans and our ability to sell loans in the secondary market; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in the Company’s latest annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission-which are available on our website at www.myprovident.com and on the SEC’s website at www.sec.gov. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements whether as a result of new information, future events or otherwise. These risks could cause our actual results for fiscal 2015 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of us and could negatively affect our operating and stock price performance.

Contacts:	Craig G. Blunden	Donavon P. Ternes
	Chairman and	President, Chief Operating Officer,
	Chief Executive Officer	and Chief Financial Officer

PROVIDENT FINANCIAL HOLDINGS, INC. Condensed Consolidated Statements of Financial Condition (Unaudited –In Thousands, Except Share Information)

	March 31, 2015	December 31, 2014	June 30, 2014

Assets
Cash and cash equivalents	$30,675	$32,078	$118,937
Investment securities – held to maturity (fair value $800; $800 and $800, respectively)	800	800	800
Investment securities - available for sale at fair value	14,986	15,377	16,347
Loans held for investment, net of allowance for loan losses of $8,712; $8,693 and $9,744, respectively	819,636	797,783	772,141
Loans held for sale, at fair value	307,054	228,783	158,883
Accrued interest receivable	2,855	2,554	2,483
Real estate owned, net	3,190	3,496	2,467
FHLB – San Francisco stock	7,732	7,056	7,056
Premises and equipment, net	5,617	5,806	6,369
Prepaid expenses and other assets	21,246	18,657	20,146

Total assets	$1,213,791	$1,112,390	$1,105,629

Liabilities and Stockholders’ Equity
Liabilities:
Non interest-bearing deposits	$62,824	$55,804	$58,654
Interest-bearing deposits	855,076	849,708	839,216
Total deposits	917,900	905,512	897,870

Borrowings	131,384	41,400	41,431
Accounts payable, accrued interest and other liabilities	22,649	21,128	20,466
Total liabilities	1,071,933	968,040	959,767

Stockholders’ equity:
Preferred stock, $.01 par value (2,000,000 shares authorized; none issued and outstanding)
	-	-	-
Common stock, $.01 par value (40,000,000 shares authorized; 17,718,365; 17,716,365 and 17,714,365 shares issued, respectively; 8,718,929; 8,995,149 and 9,312,269 shares outstanding, respectively)

	177	177	177
Additional paid-in capital	87,552	87,153	88,259
Retained earnings	186,762	185,148	182,458
Treasury stock at cost (8,999,436; 8,721,216 and 8,402,096 shares, respectively)
	(133,030)	(128,560)	(125,418)
Accumulated other comprehensive income, net of tax	397	432	386

Total stockholders’ equity	141,858	144,350	145,862

Total liabilities and stockholders’ equity	$1,213,791	$1,112,390	$1,105,629

PROVIDENT FINANCIAL HOLDINGS, INC. Condensed Consolidated Statements of Operations (Unaudited - In Thousands, Except Earnings Per Share)
	Quarter Ended March 31,		Nine Months Ended March 31,

	2015	2014	2015	2014
Interest income:
Loans receivable, net	$9,689	$8,731	$28,260	$27,522
Investment securities	70	82	218	260
FHLB – San Francisco stock	126	203	402	615
Interest-earning deposits	52	142	222	390
Total interest income	9,937	9,158	29,102	28,787

Interest expense:
Checking and money market deposits	101	94	315	292
Savings deposits	160	153	477	452
Time deposits	910	1,058	2,826	3,492
Borrowings	388	403	1,059	1,485
Total interest expense	1,559	1,708	4,677	5,721

Net interest income	8,378	7,450	24,425	23,066
Recovery from the allowance for loan losses	(111)	(849)	(1,283)	(2,689)
Net interest income, after recovery from the allowance for loan losses	8,489	8,299	25,708	25,755

Non-interest income:
Loan servicing and other fees	264	252	823	778
Gain on sale of loans, net	9,754	5,291	25,448	17,777
Deposit account fees	607	628	1,837	1,868
Gain (loss) on sale and operations of real estate owned acquired in the settlement of loans	58	45	(12)	15
Card and processing fees	338	336	1,030	997
Other	248	239	750	683
Total non-interest income	11,269	6,791	29,876	22,118

Non-interest expense:
Salaries and employee benefits	10,950	8,811	30,481	28,175
Premises and occupancy	1,106	1,099	3,604	3,362
Equipment	420	435	1,306	1,389
Professional expenses	671	383	1,628	1,314
Sales and marketing expenses	458	418	1,188	1,224
Deposit insurance and regulatory assessments	227	251	738	694
Other	1,336	1,156	3,874	3,796
Total non-interest expense	15,168	12,553	42,819	39,954

Income before taxes	4,590	2,537	12,765	7,919
Provision for income taxes	1,990	1,138	5,447	3,404
Net income	$2,600	$1,399	$7,318	$4,515

Basic earnings per share	$0.29	$0.14	$0.80	$0.45
Diluted earnings per share	$0.29	$0.14	$0.79	$0.44
Cash dividends per share	$0.11	$0.10	$0.33	$0.30

PROVIDENT FINANCIAL HOLDINGS, INC. Condensed Consolidated Statements of Operations – Sequential Quarter (Unaudited – In Thousands, Except Share Information)
	Quarter Ended
	March 31,	December 31,
	2015	2014
Interest income:
Loans receivable, net	$9,689	$9,376
Investment securities	70	72
FHLB – San Francisco stock	126	132
Interest-earning deposits	52	76
Total interest income	9,937	9,656

Interest expense:
Checking and money market deposits	101	110
Savings deposits	160	160
Time deposits	910	940
Borrowings	388	336
Total interest expense	1,559	1,546

Net interest income	8,378	8,110
Recovery from the allowance for loan losses	(111)	(354)
Net interest income, after recovery from the allowance for loan losses	8,489	8,464

Non-interest income:
Loan servicing and other fees	264	291
Gain on sale of loans, net	9,754	8,042
Deposit account fees	607	604
Gain (loss) on sale and operations of real estate owned acquired in the settlement of loans, net	58	(51)
Card and processing fees	338	336
Other	248	275
Total non-interest income	11,269	9,497

Non-interest expense:
Salaries and employee benefits	10,950	9,950
Premises and occupancy	1,106	1,150
Equipment	420	414
Professional expenses	671	493
Sales and marketing expenses	458	399
Deposit insurance premiums and regulatory assessments	227	238
Other	1,336	1,268
Total non-interest expense	15,168	13,912

Income before taxes	4,590	4,049
Provision for income taxes	1,990	1,721
Net income	$2,600	$2,328

Basic earnings per share	$0.29	$0.26
Diluted earnings per share	$0.29	$0.25
Cash dividends per share	$0.11	$0.11

PROVIDENT FINANCIAL HOLDINGS, INC.
Financial Highlights
(Unaudited - Dollars in Thousands, Except Share Information )

	Quarter Ended March 31,		Nine Months Ended March 31,
	2015	2014	2015	2014
SELECTED FINANCIAL RATIOS:
Return on average assets	0.92%	0.50%	0.87%	0.52%
Return on average stockholders’ equity	7.22%	3.70%	6.74%	3.89%
Stockholders’ equity to total assets	11.69%	13.33%	11.69%	13.33%
Net interest spread	2.97%	2.64%	2.94%	2.67%
Net interest margin	3.05%	2.74%	3.01%	2.76%
Efficiency ratio	77.20%	88.15%	78.85%	88.43%
Average interest-earning assets to average
interest-bearing liabilities	113.12%	113.35%	113.31%	113.62%

SELECTED FINANCIAL DATA:
Basic earnings per share	$0.29	$0.14	$0.80	$0.45
Diluted earnings per share	$0.29	$0.14	$0.79	$0.44
Book value per share	$16.27	$15.51	$16.27	$15.51
Shares used for basic EPS computation	8,939,941	9,792,560	9,105,747	10,060,730
Shares used for diluted EPS computation	9,105,996	9,972,930	9,272,012	10,254,160
Total shares issued and outstanding	8,718,929	9,665,877	8,718,929	9,665,877

LOANS ORIGINATED AND PURCHASED FOR SALE:
Retail originations	$325,364	$179,913	$835,835	$736,842
Wholesale originations and purchases	355,248	173,805	924,204	753,560
Total loans originated and purchased for sale	$680,612	$353,718	$1,760,039	$1,490,402

LOANS SOLD:
Servicing released	$600,161	$377,860	$1,601,630	$1,566,205
Servicing retained	3,918	2,371	12,746	7,866
Total loans sold	$604,079	$380,231	$1,614,376	$1,574,071

	As of	As of	As of	As of	As of
	03/31/15	12/31/14	09/30/14	06/30/14	03/31/14
ASSET QUALITY RATIOS AND DELINQUENT LOANS:
Recourse reserve for loans sold	$731	$711	$712	$904	$1,068
Allowance for loan losses	$8,712	$8,693	$8,888	$9,744	$10,024
Non-performing loans to loans held for investment, net	1.28%	1.40%	1.62%	2.06%	2.18%
Non-performing assets to total assets	1.13%	1.32%	1.40%	1.66%	1.71%
Allowance for loan losses to gross non- performing loans	79.74%	73.88%	66.62%	55.73%	55.55%
Allowance for loan losses to gross loans held
for investment	1.05%	1.08%	1.11%	1.25%	1.29%
Net (recoveries) charge-offs to average loans receivable (annualized)	(0.05)%	(0.07)%	0.02%	(0.19)%	0.08%
Non-performing loans	$10,521	$11,151	$12,791	$15,936	$16,807
Loans 30 to 89 days delinquent	$4,445	$291	$581	$322	$1,036

PROVIDENT FINANCIAL HOLDINGS, INC.
Financial Highlights
(Unaudited - Dollars in Thousands)

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	03/31/15	12/31/14	09/30/14	06/30/14	03/31/14
Recourse provision (recovery) for loan sold	$42	$(1)	$(199)	$(86)	$(127)
Recovery from the allowance for loan losses	$(111)	$(354)	$(818)	$(691)	$(849)
Net (recoveries) charge-offs	$(130)	$(159)	$38	$(411)	$168

	As of	As of	As of	As of	As of
	03/31/15	12/31/14	09/30/14	06/30/14	03/31/14
REGULATORY CAPITAL RATIOS (BANK):
Tier 1 leverage ratio	10.79%	10.70%	10.50%	12.53%	12.80%
Common equity tier 1 capital ratio	15.81%	N/A	N/A	N/A	N/A
Tier 1 risk-based capital ratio	15.81%	15.15%	15.28%	18.72%	19.96%
Total risk-based capital ratio	16.94%	16.26%	16.47%	19.98%	21.22%

	As of March 31,
	2015		2014
INVESTMENT SECURITIES:	Balance	Rate(1)	Balance	Rate(1)
Held to maturity:
Certificates of deposit	$800	0.50%	$-	-%
Total investment securities held to maturity	$800	0.50%	$-	-%

Available for sale (at fair value):
U.S. government agency MBS	$8,232	1.63%	$9,543	1.66%
U.S. government sponsored enterprise MBS	5,728	2.36	6,657	2.38
Private issue collateralized mortgage obligations	776	2.40	902	2.40
Common stock – community development financial institution	250	-	-	-
Total investment securities available for sale	$14,986	1.92%	$17,102	1.98%

Total investment securities	$15,786	1.85%	$17,102	1.98%

LOANS HELD FOR INVESTMENT:
Single-family (1 to 4 units)	$374,981	3.27%	$381,026	3.24%
Multi-family (5 or more units)	344,277	4.52	289,249	4.88
Commercial real estate	101,618	5.25	104,542	5.93
Construction	6,039	5.27	1,792	5.83
Commercial business	652	6.14	1,051	6.93
Consumer	246	9.87	324	9.17
Total loans held for investment	827,813	4.05%	777,984	4.22%

Undisbursed loan funds	(2,911)		(757)
Advance payments of escrows	392		333
Deferred loan costs, net	3,054		2,390
Allowance for loan losses	(8,712)		(10,024)
Total loans held for investment, net	$819,636		$769,926

Purchased loans serviced by others included above	$5,420	4.82%	$12,590	4.39%

(1) The interest rate described in the rate column is the weighted-average interest rate or yield of all instruments, which are included in the balance of the respective line item.

PROVIDENT FINANCIAL HOLDINGS, INC.
Financial Highlights
(Unaudited - Dollars in Thousands)

	As of March 31,
	2015		2014
	Balance	Rate(1)	Balance	Rate(1)
DEPOSITS:
Checking accounts – non interest-bearing	$62,824	-%	$56,432	-%
Checking accounts – interest-bearing	222,358	0.15	207,217	0.14
Savings accounts	252,060	0.26	241,028	0.26
Money market accounts	26,079	0.27	25,264	0.29
Time deposits	354,579	1.03	377,565	1.11
Total deposits	$917,900	0.51%	$907,506	0.57%

BORROWINGS:
Overnight	$60,000	0.24%	$-	-%
Three months or less	-	-	-	-
Over three to nine months	-	-	10,000	2.93
Over nine months to one year	-	-	-	-
Over one year to two years	-	-	-	-
Over two years to three years	10,066	3.03	-	-
Over three years to four years	-	-	10,086	3.04
Over four years to five years	10,000	1.53	-	-
Over five years	51,318	3.08	31,361	3.22
Total borrowings	$131,384	1.66%	$51,447	3.13%

        (1) The interest rate described in the rate column is the weighted-average interest rate or cost of all instruments, which are included in the balance of the respective line item.

	Quarter Ended		Quarter Ended
SELECTED AVERAGE BALANCE	March 31, 2015		March 31, 2014
SHEETS:	Balance	Rate(1)	Balance	Rate(1)

Loans receivable, net (2)	$992,325	3.91%	$842,714	4.14%
Investment securities	16,030	1.75%	17,461	1.88%
FHLB – San Francisco stock	7,064	7.13%	10,633	7.64%
Interest-earning deposits	83,455	0.25%	218,711	0.25%
Total interest-earning assets	$1,098,874	3.62%	$1,089,519	3.36%
Total assets	$1,134,419		$1,129,132

Deposits	$910,994	0.52%	$909,713	0.58%
Borrowings	60,412	2.60%	51,452	3.18%
Total interest-bearing liabilities	$971,406	0.65%	$961,165	0.72%
Total stockholders’ equity	$144,128		$151,176

(1) The interest rate described in the rate column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.

(2) Includes loans held for investment and loans held for sale at fair value, net of the allowance for loan losses.

PROVIDENT FINANCIAL HOLDINGS, INC.
Financial Highlights
(Unaudited - Dollars in Thousands)

	Nine Months Ended		Nine Months Ended
SELECTED AVERAGE BALANCE	March 31, 2015		March 31, 2014
SHEETS:	Balance	Rate(1)	Balance	Rate(1)

Loans receivable, net (2)	$941,747	4.00%	$876,708	4.19%
Investment securities	16,466	1.77%	18,243	1.90%
FHLB – San Francisco stock	7,059	7.59%	12,347	6.64%
Interest-earning deposits	116,893	0.25%	205,386	0.25%
Total interest-earning assets	$1,082,165	3.59%	$1,112,684	3.45%
Total assets	$1,117,712		$1,150,523

Deposits	$907,404	0.53%	$917,991	0.61%
Borrowings	47,654	2.96%	61,284	3.23%
Total interest-bearing liabilities	$955,058	0.65%	$979,275	0.78%
Total stockholders’ equity	$144,786		$154,947

(1) The interest rate described in the rate column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.
(2) Includes loans held for investment and loans held for sale at fair value, net of the allowance for loan losses.

PROVIDENT FINANCIAL HOLDINGS, INC. Asset Quality (1) (Unaudited – Dollars in Thousands)
	As of	As of	As of	As of	As of
	03/31/15	12/31/14	09/30/14	06/30/14	03/31/14
Loans on non-accrual status (excluding restructured loans):
Mortgage loans:
Single-family	$4,761	$4,561	$5,163	$7,442	$7,664
Multi-family	582	589	745	1,333	926
Commercial real estate	444	728	1,521	1,552	2,757
Commercial business loans	-	-	-	-	5
Total	5,787	5,878	7,429	10,327	11,352

Accruing loans past due 90 days or more:	-	-	-	-	-
Total	-	-	-	-	-

Restructured loans on non-accrual status:
Mortgage loans:
Single-family	2,037	2,792	2,861	2,957	2,304
Multi-family	1,580	1,591	1,620	1,760	2,247
Commercial real estate	1,024	792	796	800	805
Commercial business loans	93	98	85	92	99
Total	4,734	5,273	5,362	5,609	5,455

Total non-performing loans	10,521	11,151	12,791	15,936	16,807

Real estate owned, net	3,190	3,496	2,707	2,467	2,406
Total non-performing assets	$13,711	$14,647	$15,498	$18,403	$19,213

Restructured loans on accrual status:
Mortgage loans:
Single-family	$2,023	$687	$687	$343	$1,630
Total	$2,023	$687	$687	$343	$1,630

(1)	The non-performing loan balances are net of individually evaluated or collectively evaluated allowances, specifically attached to the individual loans.